January 23, 1998


Mr. Philip Lelliott
Field Place
Snitterfield
Stratford on Avon  CV37 0LF

Dear Philip,

Following our recent discussions I am now pleased to offer you the position of Managing Director, Europe, Automotive Safety Components International Ltd.
(ASCI) based in Crumlin, Wales. You will also be responsible for China and any operation in Brazil. The position is as described below:

     Base salary. (pound)90,000 per annum, which will be reviewed annually commencing on March 31, 1999 and annually thereafter.

     Performance   bonus.  You  will   participate  in  the  Safety   Components
International, Inc. Management Incentive Plan. The bonus scheme is calculated on the following basis:

     Results achieved at 90 percent of approved Business Plan for the fiscal year ended March 31, 1999 for the European operations will provide a bonus payment of 15 percent of salary.

     Results achieved at 100 percent of approved Business Plan for the fiscal year ended March 31, 1999 for the European operations will provide a bonus payment of 30 percent of salary.

     Results achieved at 150 percent of approved Business Plan for the fiscal year ended March 31, 1999 for the European operations will provide a bonus payment of 90 percent of salary.

     A minimum guaranteed bonus of (pound)15,000 will be paid regardless of the financial results. This (pound)15,000 will be reduced by any bonus paid after this date by your current employer and any earnings achieved on your existing share scheme. The (pound)15,000 or the remainder, if any, will not be additive to the bonus, if any, paid on financial results.

     You must be employed on the last day of fiscal 1999 to be eligible for the bonus.

     Sign-on bonus. We will make a one-off payment to you of (pound)10,000 in lieu of the expected bonus from your present employers which will not otherwise be paid. The (pound)10,000 payment will be made on joining ASCI.

     Pension. ASCI runs a money purchase pension scheme which matches each 1 percent of salary contributed by the employee with 1 percent ASCI contribution. The maximum is 15 percent of salary. Your participation will be subject to the terms set forth in the pension plan.

     Company share scheme. You will be provided options under the terms of the Safety Components International, Inc. Stock Option Plan. You will be offered options of 25,000 shares at market value at starting date with three year vesting on a pro rata basis. In the event of termination of employment for any reasons, unvested options will be forfeited and vested options must be exercised within 30 days of termination.

                                                         Mr. Philip Lelliott
                                                         January 23, 1998
                                                         Page 2


     Medical Insurance. You will be offered medical insurance on the same basis as the senior executives of the company.

     Car. ASCI will either purchase or lease the Mercedes 300 Estate which you already have on order for delivery on 15 March 1998. The car will be fully expensed with all fuel and maintenance costs paid by ASCI.

     Removal Costs. We understand you will continue living at your present address and will not require removal expenses.

     Holiday. 25 days per year, no payment for days not taken.

     Notice Period. The Company is required to give you six months notice of termination of employment and you are required to give six months notice before leaving the Company.

This offer is subject to your commencing employment on or before March 1, 1998. This offer is subject to satisfactory references and a medical check. Please arrange the medical check and send us the results.

We very much look forward to your joining ASCI and working with you in the future development of the European operation.

Please acknowledge your acceptance of our offer by signing and returning to us the copy of this letter which is enclosed.

                                                     Sincerely yours,

                                                     /s/ JEFFREY J. KAPLAN
                                                     Jeffrey J. Kaplan
                                                     Executive Vice President
                                                     and Chief Financial Officer

JJK/jm

cc::     Robert A. Zummo
         Thomas W. Cresante


                                                     AGREED TO AND ACCEPTED THIS
                                                       4th day of May, 1998.

                                                     /s/ PHILIP LELLIOT
                                                     Philip Lelliot